                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No.  )

          Filed by the Registrant /X/
          Filed by a Party other than the Registrant / /

          Check the appropriate box:
          / /  Preliminary Proxy Statement
          / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(a)(2)
          /X/  Definitive Proxy Statement
          / /  Definitive Additional Materials
          / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                                Investools Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):
     /X/  No Fee required.
     / / Fee Computed on table below per Exchange Act Rules 14a-6(l)(1) and 0-11.
          (1) Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

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          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:

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     / /  Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount previously Paid:

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

                                 INVESTOOLS INC.
                        5959 CORPORATE DRIVE, SUITE LL250
                              HOUSTON, TEXAS 77036

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 18, 2002

The annual meeting of stockholders of INVESTools Inc. (the "Company") will be held September 18, 2002 at 9:00 a.m. (local time) at the Provo Marriott, 101 West 100 North, Provo, Utah 84601, for the following purposes:

     1. To elect one Class I Director of the Company to hold office until the 2005 annual meeting of stockholders;
     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

Further information regarding the meeting and the above proposals is set forth in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on July 24, 2002 as the record date for the meeting, and only holders of common stock of record at such time will be entitled to vote at the meeting or any adjournments thereof.

Whether or not you plan to attend the meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the meeting.

                                        By Order of the Board of Directors,

                                        /s/ Lee K. Barba

                                        Lee K. Barba
                                        Chairman of the Board

August 6, 2002

                                 INVESTOOLS INC.
                        5959 CORPORATE DRIVE, SUITE LL250
                              HOUSTON, TEXAS 77036

                                 PROXY STATEMENT
                       2002 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of INVESTools Inc., a Delaware corporation (the "Company"), for use at the 2002 Annual Meeting of Stockholders of the Company to be held at the Provo Marriott, 101 West 100 North, Provo, Utah 84601 at 9:00 a.m. (local time) on Wednesday, September 18, 2002, and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of Proxy are first being mailed to stockholders on or about August 19, 2002.

The close of business on July 24, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the record date, there were 42,422,871 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each share is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting. Stockholders may not cumulate their votes for the election of the Directors. The Director shall be elected by a plurality of the votes of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have no effect on the outcome of the vote on Item 1. Broker non-votes will not be counted in tabulations of the votes cast on Item 1 and will have no effect on the outcome of the vote.

All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted FOR THE ELECTION OF THE NOMINEE NAMED HEREIN. The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (i) by the execution and submission of a revised proxy, (ii) by written notice to the Secretary of the Company or (iii) by voting in person at the Annual Meeting.

                 (1) ELECTION OF DIRECTORS FOR THE ENSUING YEAR

ORGANIZATION OF THE BOARD OF DIRECTORS

By resolution adopted by the Board of Directors, the number of directors of the Company has been established at five. The Board of Directors believes that a Board of five members enables it to efficiently and effectively carry out its responsibilities to the Company and its stockholders.

The Company was formed pursuant to a merger (the "Merger") between Telescan, Inc. ("Telescan") and ZiaSun Technologies, Inc. ("ZiaSun") on December 6, 2001. ZiaSun stockholders received one share of Company stock for each ZiaSun share they owned as of the record date, Telescan common stockholders received 0.55531 shares of Company common stock for each Telescan common share they owned as of the record date and Telescan preferred stockholders received one share of Company preferred stock for each Telescan preferred share they owned at the record date.

The Company's directors are divided into three classes designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors were originally elected for a term expiring at the 2002 annual meeting of stockholders, Class II directors were originally elected for a term expiring at the 2003 annual meeting of stockholders, and Class III directors were originally elected for a term expiring at the 2004 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting. Each director holds office until the annual meeting for the year in which his term expires and until his successor has been elected and qualified.

As of July 31, 2002, the Company's directors were as follows:

   Name                      Class      Age    Position
  -----------------------------------------------------------------------------------------------------------
   Stephen C. Wood         Class I       50    Director
   Lee K. Barba            Class II      51    Chairman of the Board of Directors and Chief Executive Officer
   Hans Von Meiss          Class II      54    Director
   D. Scott Elder          Class III     44    Executive Vice President and Director
   Ross W. Jardine         Class III     41    Executive Vice President and Director

LEE K. BARBA
Mr. Barba, former Chief Executive Officer of Telescan, was appointed Chief Executive Officer and Director of the Company in December 2001. Prior to joining Telescan in February of 2000, he was the Chief Executive Officer of Open Link Financial, a risk management software company whose largest shareholder, Coral Energy, was the prior company of which Mr. Barba served as President. Mr. Barba joined Open Link after serving as President of Coral Energy, a Shell Oil joint venture. Mr. Barba joined Coral Energy after 22 years on Wall Street, where most recently he was responsible for managing global trading businesses for Bankers Trust Company. While based in London, he was responsible for managing Bankers Trust's European offices, as well as the Global Risk Management Advisory practice, which had offices in Asia and Latin America. Upon returning to New York, Mr. Barba was the senior executive of Bankers Trust, responsible for managing the consolidating firm's technology and operations functions for the global capital markets businesses, which included over 2,100 in staff operating throughout Asia, Europe and North America. Earlier in his career, Mr. Barba served as a co-head of the Fixed Income Division at PaineWebber and as a Vice President of Lehman Brothers Kuhn Loeb. He earned his M.B.A. from Columbia University and his B.A. from the University of North Carolina.

HANS VON MEISS

Mr. von Meiss, a former Director of ZiaSun, was appointed a Director of the Company in December 2001. Since 1997, Mr. von Meiss has been involved in financial management and consulting and has pursued investments in Internet-related businesses. He also serves on the Board of Directors of an industrial concern, a merger and acquisition consulting company and his own company, G. von Meiss AG. From 1994 to 1997, Mr. von Meiss served as Chief Executive Officer of Swiss Textile Group. From 1991 to 1994, Mr. von Meiss was Chief Executive

Officer of a publicly quoted Dutch company following its privatization from the Dutch governement. From 1988 to 1991, Mr. von Meiss worked as an indiependent financial consultant. Mr. von Meiss served as Chief Executive Officer of Dr. Ing. Koening AG, a leading Swiss service center for flat steel and industrial fasteners from 1984 to 1988. From 1977 to 1984, Mr. von Meiss served in various positons in investment banking with Bankers Trust International Ltd. and Chase Manahattan Ltd. in London. Mr. von Meiss received a Bachelors degree in Economics in 1973 from the University of St. Gallen in Switzerland. He received his M.B.A. from INSEAD, Fontainebleau, France in 1977.

D. SCOTT ELDER
Mr. Elder, former Chairman of the Board and Chief Executive Officer of ZiaSun, was appointed Executive Vice President and Director of the Company in December 2001. Prior to joining ZiaSun in April of 2000 and through ZiaSun's acquisition of Online Investors Advantage, Inc. ("OIA"), he was President of OIA, a company he co-founded with Ross W. Jardine in 1997. From 1994 to 1997, Mr. Elder owned and operated two consulting businesses, D. Scott Elder & Associates and The Business Alliance Company. As the proprietor of The Business Alliance Company, a developer of joint-venture marketing and training programs, Mr. Elder developed joint-venture projects for such clients as General Mills, Procter & Gamble, Rubbermaid and Zane Publishing. Mr. Elder has a degree in Communications from Brigham Young University and an M.B.A. from the University of Phoenix.

ROSS W. JARDINE
Mr. Jardine, former Chief Financial Officer, Vice President and Director of ZiaSun, was appointed Executive Vice President and Director of the Company in December 2001. Prior to joining ZiaSun in April of 2000 and through ZiaSun's acquisition of OIA, he was Director of OIA, a company he co-founded with D. Scott Elder in 1997. In 1994, Mr. Jardine founded iMALL, a company focused on teaching other business owners how to obtain their own businesses online. iMALL made its initial public offering in 1996 and was sold the same year to Excite@home for $425 million. From 1990 to 1994, Mr. Jardine served as President of Jacobson & Jardine, Inc., a sports marketing and promotion company he founded in 1990. While serving as President of Jacobson & Jardine, Inc., Mr. Jardine was responsible for operations and the development and marketing of licensed products for major sporting events for such venues as the Indianapolis 500, the Kentucky Derby, the 1992 America's Cup, and such clients as the National Football League, Nabisco, Coca Cola, Fisher Price, American Home Products and RJ Reynolds. Mr. Jardine graduated cum laude from Brigham Young University in 1987 with a degree in Communications.

NOMINEE FOR DIRECTOR

The persons named have been selected by the Board of Directors to serve as Proxies and will vote the shares represented by valid proxies at the 2002 Annual Meeting of Stockholders and any adjournments thereof. They have indicated that, unless otherwise specified in the proxy, they intend to elect as Director the nominee listed below. The nominee is currently a member of the Board of Directors. The duly elected Director will hold office until the 2005 annual meeting of stockholders or until his successor shall have been elected and qualified. Although the Board of Directors of the Company does not contemplate that the nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person as may be nominated by the Board of Directors. Proxies cannot be voted in the election of Directors for a greater number of persons than one, which is the number of nominees named herein.

The Board of Directors unanimously recommends a vote FOR the election of the nominee listed below.

STEPHEN C. WOOD
Mr. Wood, a former Director of Telescan, was appointed Director of the Company in December 2001. Mr. Wood is currently President and Chief Executive Officer of Wireless Services Corporation based in Bellevue, Washington. Until May 1996, Mr. Wood was President and Chief Executive Officer of Notable Technologies, L.L.C., which filed for bankruptcy in 1996. From 1993 through 1994, Mr. Wood served as Vice President of Information Broadcasting for McCaw Development Corporation located in Kirkland, Washington. Until February 1993, he was President of Starwave Corporation, a company he formed in 1991 with Microsoft Corporation co-founder Paul G. Allen to develop and market data and information products. From 1986 through 1991, Mr. Wood served in several executive positions at Asymetrix Corporation, a software development and marketing firm founded by Mr. Allen. From 1980 until 1985, Mr. Wood was in charge of building a microcomputer software development organization for Datapoint Corporation in Austin, Texas, after serving in research and development and marketing positions. Mr. Wood began his career in 1976 when he became the sixth employee of Microsoft Corporation, where he was general manager from 1977 to 1980. Mr. Wood holds a B.S. in Computer Engineering from Case Western University and an M.S. in Electrical Engineering from Stanford University.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

As discussed earlier, the Company was formed from a merger between ZiaSun and Telescan on December 6, 2001. Between December 6 and December 31, the Company held one meeting of its Board of Directors. William Savoy, the former Chairman of the Board of Directors who resigned in July 2002, did not attend that meeting and the committee meetings held that day.

The Company has an Audit Committee and a Compensation Committee of the Board of Directors. The Audit Committee and the Compensation Committee each currently consists solely of outside Directors: Mr. Wood (Chairman of the Audit Committee) and Mr. von Meiss (Chairman of the Compensation Committee). The Company does not currently have a standing nominating committee of the Board of Directors.

Among other functions, the Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and the scope of the audit and other services provided by the Company's independent auditors, reviews the Company's balance sheet, statement of operations and cash flows and reviews and evaluates its internal control functions. The Audit Committee met one time during fiscal year 2001.

The Compensation Committee is responsible for recommending to the Board of Directors the cash and non-cash remuneration for corporate officers and Directors. The Compensation Committee further recommends and approves grants from the Company's stock option plans to officers, Directors and employees. There was one Compensation Committee meeting during fiscal year 2001.

EXECUTIVE OFFICERS AND DIRECTORS

As of July 31, 2002, the following persons were the executive officers of the
Company:

           Name                          Age       Position
          ------------------------------------------------------------------------------------------
           Lee K. Barba                  51        Chairman of the Board and Chief Executive Officer
           D. Scott Elder                44        Executive Vice President and Director
           Ross W. Jardine               41        Executive Vice President and Director
           Paul A. Helbling              49        Chief Financial Officer
           Thorfinn A.  Clark            32        Vice President
           Scott P.  Harris              36        Vice President
           David W.  McCoy               50        Vice President
           Daniel S. Olson               34        Vice President

Information concerning the business experience of Messrs. Barba, Elder and Jardine is provided under the section entitled "Organization of the Board of Directors."

PAUL A. HELBLING
Mr. Helbling, former Chief Financial Officer of Telescan, was appointed Chief Financial Officer of the Company in December 2001. Prior to joining Telescan in August 1999, he was Vice President of Finance at PCC Flow Technologies, Inc., a subsidiary of Precision Castparts Corporation and a $350 million manufacturer of pumps and valves in the U.S. and Europe. From 1991 to 1997 Mr. Helbling served as Vice President and Chief Financial Officer of HydroChem Industrial Services, a $150 million provider of industrial cleaning services to the petrochemical, refining and utility industries. Mr. Helbling became a Certified Public Accountant in 1978, with experience in public accounting and in the contract drilling and oil and gas exploration and production industries. Mr. Helbling holds B.A. and M.A. degrees from Rice University.

THORFINN A. CLARK ("THOR")
Mr. Clark was appointed Vice President of the Company in July 2002. He has served as Chief Technology Officer of the Company since 2001 and also has served as Vice President of Technology of INVESTools, Inc. ("INVESTools California"), a wholly owned subsidiary of the Company, since 1999. Mr. Clark also held the position of Director of Development at INVESTools California. Prior to joining INVESTools California in 1995, Mr. Clark was a founding partner in Pacific Access, a consumer data services startup. Mr. Clark studied Physics and Cognitive Science at the California Institute of Technology and the University of California, Berkeley.

SCOTT P. HARRIS
Mr. Harris was appointed Vice President of the Company in July 2002. Mr. Harris has served as Executive Vice President of the Company's wholly-owned subsidiary, OIA, since 1998. Prior to joining OIA in 1998, Mr. Harris was president of The Olive Tree, an import business he founded. From 1991 through 1997, Mr. Harris managed operations, supervised and trained seminar personnel and performed other seminar related services for Financial Freedom Report and iMall. Mr. Harris is one of the four founders of OIA. Mr. Harris has a degree from Brigham Young University in Business Management.

DAVID W. MCCOY
Mr. McCoy was appointed Vice President of the Company in July 2002. Mr. McCoy has served as President of the Company's wholly-owned subsidiary, OIA, since October of 2000. Prior to joining OIA in 1997, Mr. McCoy served as Vice President of Sales and Marketing for Internet Development, Inc. from 1995 to 1997. From 1992 to 1995, Mr. McCoy worked as an independent contractor. From 1986 to 1992, Mr. McCoy worked for Mark O. Haroldsen, Inc. where he was promoted to Customer Service Manager in 1990 and later promoted to Vice President of the Computer Division where he oversaw the management and direction of the Sales and Marketing and the Customer Service Departments. Mr. McCoy worked with Libra Software from 1978 to 1986 where he was promoted to National Sales Manager in 1984. Mr. McCoy is one of the four founders of OIA. Mr. McCoy has a degree from Brigham Young University in Business Management.

DANIEL S. OLSON
Mr. Olson was appointed Vice President of the Company in July 2002. Mr. Olson has served as Vice President, Business Development of INVESTools California, since October of 1998. Prior to joining INVESTools California, Mr. Olson was the Executive Vice President and co-founder of Links Automatic Payment Network, a marketing consulting firm that developed direct debit enrollment programs for the Federal Reserve, regional automated clearinghouse associations, regional utilities and major billers, including US West and Bell Atlantic. From 1995 to 1996, Mr. Olson was the Director of Communications for Great Western Financial Securities. From 1991 to 1992, Mr. Olson specialized in product promotion for both the institutional and the individual investor at PaineWebber. From 1988 to 1990, Mr. Olson served as an assistant to the Senior Vice President at Drexel Burnham Lambert. Mr. Olson received an MFA in Creative Writing from Louisiana State University and a B.A. in Literature from the University of Southern California.

                           SUMMARY COMPENSATION TABLE

The following table reflects all forms of compensation for services to the Company for the years ended December 31, 2001, 2000, and 1999, of the individuals serving as the Company's Chief Executive Officer during 2001 and the Company's other most highly compensated executive officers who were serving the Company at the end of 2001 and who earned more than $100,000 that year (the "Named Executives").

The table includes compensation paid by ZiaSun and Telescan prior to the Merger on December 6, 2001.

                                                                               AWARDS               PAYOUT
                                                                               ------               ------
                                                             OTHER     RESTRICTED  SECURITIES
                                                             ANNUAL      STOCK     UNDERLYING     ALL OTHER
         NAME             YEAR      SALARY        BONUS      COMP(1)     AWARDS     OPTIONS    COMPENSATION(2)
         ----             ----      ------        -----      -------   ----------  ----------  ---------------
Lee K. Barba              2001     $ 295,000     $  6,656  $        -     102,057   1,200,000   $            -
CHIEF EXECUTIVE OFFICER   2000       248,103(3)    45,866           -           -     240,627                -

D. Scott Elder            2001     $ 156,000     $ 19,300  $  304,025      10,000     340,000   $            -
EXECUTIVE VICE            2000       117,500      204,000   2,433,065      17,500      25,000                -
   PRESIDENT              1999       102,360       40,930           -           -           -          378,000

Ross W. Jardine           2001     $ 156,000     $ 18,507  $  304,025      10,000     340,000   $            -
EXECUTIVE VICE            2000       115,500      204,000   2,435,215      17,500      25,000                -
   PRESIDENT              1999        46,860      123,430           -           -           -          378,000

Paul A. Helbling          2001     $ 137,500     $  3,102  $        -           -     150,000   $            -
CHIEF FINANCIAL OFFICER   2000       130,625       27,829           -           -      17,559                -
                          1999        42,096(4)         -           -           -       7,068                -

          (1) Other annual compensation represents overrides based on workshop attendance of $304,025 for Messrs. Elder and Jardine in 2001, $333,065 for Mr. Elder and $333,215 for Mr. Jardine in 2000. Additionally, in 2000, Messrs. Elder and Jardine received additional compensation pursuant to an earn-out agreement provided for in the OIA acquisition agreement totaling $2,000,000 for each.
          (2) In 1999, Messrs. Elder and Jardine received payments of deferred compensation totaling $378,000 each.
          (3) Mr. Barba joined the Company during 2000. Therefore, the amounts reflected for 2000 are for a partial year.
          (4) Mr. Helbling joined the Company during 1999. Therefore, the amounts reflected for 1999 are for a partial year.

STOCK OPTIONS

The following tables set forth information relating to the Named Executives with respect to (i) stock options granted in 2001, (ii) the total number of exercised options through 2001 and (iii) the value of the unexercised in-the-money options at the end of 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                            PERCENT OF                                              VALUE AT ASSUMED
                           NUMBERS OF         TOTAL                                                  ANNUAL RATE OF
                           SECURITIES        OPTIONS            EXERCISE                              STOCK PRICE
                           UNDERLYING       GRANTED TO           PRICE                              APPRECIATION FOR
                            OPTIONS        EMPLOYEES IN           PER          EXPIRATION             OPTION TERM
        NAME                GRANTED        FISCAL YEAR(1)        SHARE            DATE              5%           10%
---------------------     ------------    ----------------    -----------    --------------    ------------------------
Lee K. Barba                1,200,000            35.12%          $ 0.485        12/20/11        $ 366,017     $ 927,558

D. Scott Elder                140,000             4.10%            0.750        03/28/08        $  42,746     $  99,615
                              200,000             5.85%            0.485        12/20/11        $  61,003     $ 154,593

Ross W. Jardine               140,000             4.10%            0.750        03/28/08        $  42,746     $  99,615
                              200,000             5.85%            0.485        12/20/11        $  61,003     $ 154,593

Paul A. Helbling              150,000             4.39%            0.485        12/20/11        $  45,752     $ 115,945

          (1) Based upon 3,416,500 options granted to employees in 2001.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING                VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS AT              IN-THE-MONEY OPTIONS AT
                             SHARES                               FISCAL YEAR END                      FISCAL YEAR END
                            ACQUIRED                     -------------------------------       --------------------------------
                               ON           VALUE
         NAME               EXERCISE       REALIZED       EXERCISABLE     UNEXERCISABLE          EXERCISABLE     UNEXERCISABLE
--------------------       ----------      --------       -----------     -------------          -----------     -------------
Lee K. Barba                      -             -            143,448         1,297,179                 -                 -
D. Scott Elder                    -             -             12,500           352,500                 -                 -
Ross W. Jardine                   -             -             12,500           352,500                 -                 -
Paul A. Helbling                  -             -             22,545           152,082                 -                 -

DIRECTOR COMPENSATION

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

REPORT FROM THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors consists of Messrs. Wood and von Meiss.

The goal of the Compensation Committee is to develop compensation policies to attract and retain highly qualified officers, Directors and middle managers whose skills are critical to the long-term success of the Company. Such policies are intended to reward and motivate individual and team performance with the common goal of maximizing total stockholder return.

The Executive Vice Presidents of the Company have entered into employment agreements with the Company. Details of these agreements are discussed below. Components of executive compensation include base salary, incentive bonus and stock options. Salary levels for executive officer positions reflect the duties and levels of responsibilities inherent in the position. Salaries of executive officers are reviewed annually and the primary criteria influencing salary adjustments are the individual's performance, experience, contribution to the Company and the competitive marketplace for executive talent.

In 2001, the Company implemented two bonus plans: the Management Incentive Bonus Plan in which all executive officers participate and the Executive Committee Annual Bonus Plan in which only the Chief Executive Officer and the Executive Vice Presidents participate. Amounts may be paid out of these plans in cash, stock or stock options. No amounts were paid pursuant to either plan in 2001.

Stock options are used by the Company as a long-term incentive and allow executives the opportunity to acquire and build an ownership interest in the Company. In 2001, executive officers were awarded stock options based upon the completion of the Merger. The executive officers' options vest ratably over four years, have an option price equal to the market price on the date of the grant, and are exercisable for ten years from the date of grant.

As one of the factors in determining executive compensation, the Compensation Committee considers the anticipated tax treatment to the Company and to the executive officers of various types of compensation and benefits. From time to time, interpretations of and changes in the tax laws affect the deductibility of compensation. The Compensation Committee currently does not anticipate that compensation paid to the executive officers in 2001 will exceed the amounts specified as deductible pursuant to Section 162(m) of the Internal Revenue Code.

The compensation for the Chief Executive Officer is generally determined using the same evaluation criteria used for other officers and managers of the Company. The Chief Executive Officer has entered into an employment agreement with the Company discussed in detail below. In accordance with the agreement, the Chief Executive Officer received a base salary in fiscal 2001 of $295,000. In addition, the agreement provided for the Company to grant stock options to acquire 1,200,000 shares to the Chief Executive Officer to provide him an additional equity interest in the Company. The Chief Executive Officer has met Board of Directors and Compensation Committee expectations with respect to the growth and development of the Company.

By the Compensation Committee:

                    Stephen C. Wood, Chairman          Hans von Meiss

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee of the Board of Directors of the Company was, during fiscal 2001, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationship requiring disclosure by the Company. During 2001, no executive officer of the Company served as (i) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a Director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a Director of the Company.

EMPLOYMENT AGREEMENTS

In December 2001, the Company entered into employment agreements with Messrs. Barba, Elder and Jardine.

Mr. Barba is to serve as Chief Executive Officer and will receive $350,000 per year as base salary. Mr. Barba also received a stock option grant to purchase 1,200,000 shares of the Company's stock, which will vest in four equal installments beginning in December 2002, and the exercise price will equal the market price on the date of grant. Mr. Barba will participate in the Executive Committee Annual Bonus Plan and the Company's Management Incentive Bonus Plan as well as the Company benefit plans and will be reimbursed for routine business and entertainment expenses and club membership costs. The agreement includes a covenant not to compete for 24 months after termination from the Company. In the event of termination due to death or disability, Mr. Barba, or his estate, would receive his salary and pro rata bonus for six months after his death or disability and all options would vest immediately and expire in one year. In the event of termination due to a change of control, as defined in the agreement, Mr. Barba would receive an amount equal to two times his current salary plus projected bonuses, as defined in the agreement; all options would vest immediately and expire in one year after the change of control; and Mr. Barba would receive an additional bonus for any additional taxes the package would trigger. Any other termination, other than termination with cause, would result in Mr. Barba receiving salary and bonuses, as defined in the agreement for one year, paid over a two year period and being eligible to continue to participate in the Company benefit plan, if permitted, or being compensated for the fair value of benefits Mr. Barba would not be able to participate in.

Messrs. Elder and Jardine are to serve as Executive Vice Presidents and will each receive $350,000 per year as base salary. Messrs. Elder and Jardine also each received a stock option grant to purchase 200,000 shares of the Company's stock, which will vest in four equal installments beginning in December 2002, and the exercise price will equal the market price on the date of grant. Messrs. Elder and Jardine will participate in the Executive Committee Annual Bonus Plan and the Company's Management Incentive Bonus Plan as well as the Company benefit plans and will be reimbursed for routine business and entertainment expenses and club membership costs. Messrs. Elder and Jardine each will also receive a cash payment of $175,000 on December 31, 2002 and will receive a Merger Transition Award of $1,200,000 each, payable in three equal installments beginning in December 2002. The agreement includes a covenant not to compete for 24 months after termination from the Company. In the event of termination due to death or disability, Messrs. Elder and Jardine, or his estate, would receive his salary and pro rata bonus for six months after his death or disability, all options would vest immediately and expire in one year and the balance remaining on the Merger Transition Award would be paid in full within three months. In the event of termination due to a change of control, as defined in the agreement, Messrs. Elder and Jardine would receive an amount equal to two times his current salary plus projected bonuses, as defined in the agreement; all options would vest immediately and expire in one year after the change of control; an additional bonus for any additional taxes the package would trigger; and any unpaid amount of the Merger Transition Award would be paid in full provided that the change in control did not result from action by the directors or management of the Company or any affiliates. Any other termination, other than termination with cause, would result in Messrs. Elder and Jardine receiving salary and bonuses, as defined in the agreement for one year, paid over a two year period and being eligible to continue to participate in the Company benefit plan, if permitted, or being compensated for the fair value of benefits Messrs. Elder and Jardine would not be able to participate in and any unpaid balance of the Merger Transition Award within three months of termination.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

The following graph summarizes the total stockholder return on an investment of $100.00 on May 15, 1997, the date on which quotations for the Company's predecessor accounting entity, ZiaSun, first appeared on the OTC Bulletin Board of the NASD, through December 31, 2001. The return is compared to the Russell 2000 Stock Index and a peer group consisting solely of Wade Cook Financial Corp. Wade Cook Financial Corp is the only publicly traded company marketing business and education seminars and materials. Cumulative total return values are based on annual total return values which assume reinvestment of dividends. The stockholder return shown on the graph below is not necessarily indicative of future performance.

INVESTOOLS INC.
PERFORMANCE GRAPH
AS OF DECEMBER 31, 2001

[CHART]

                                           5/14/97            1997           1998            1999            2000            2001
                                           -------            ----           ----            ----            ----            ----
INVESTOOLS (ZIASUN) COMMON STOCK:             100               59            105             307              24              12
WADE COOK FINANCIAL CORP                      100            1,024            108              45              32              11
RUSSELL 2000 INDEX                            100              120            116             138             133             134

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and persons who own more than ten percent of the Company's Common Stock (collectively, "Filing Persons") to file with the SEC initial reports of ownership (Form 3), reports in changes of ownership (Form 4), and annual reports of ownership (Form 5). All Filing Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and upon certain other representations made, all Filing Persons filed Forms 3, 4, and 5 timely.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of July 31, 2002 unless otherwise indicated, with respect to the number of shares of Common Stock beneficially owned by (1) each Director, nominee for Director, and/or named executive officer individually, (2) all executive officers and Directors of the Company as a group, and (3) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The number of shares is exclusive of shares allocated to the person's account through the Company's 401(k) plan.

Except as noted below, each stockholder has sole voting and investment power with respect to the shares shown.

                                                                   Number of Shares
                               Owners                            Beneficially Owned(1)         % Of Class
                               ------                            ---------------------         ----------
          Lee K. Barba                                                         399,317                1.0%
          D. Scott Elder                                                     4,020,403                9.8%
          Ross W. Jardine                                                    3,979,746                9.7%
          Paul A. Helbling                                                      35,876                  *
          Hans von Meiss(2)                                                    302,445                  *
          Stephen C. Wood                                                       43,424                  *
          All executive officers and directors as a group
          (10 persons)                                                      11,921,375               28.9%

          Momentum Media Limited
            304 Dominion Centre
            14 Queens Road
            East Wanchai Hong Kong                                           3,299,980                8.0%

          *less than 1%
          (1) Each of the share amounts for the directors and officers includes options to purchase additional shares, which are exercisable within the next sixty days, as follows: Lee K. Barba, 143,448; D. Scott Elder, 60,000; Ross W. Jardine, 60,000; Paul A. Helbling, 22,545; Hans von Meiss, 15,000; and Stephen C. Wood, 11,242. Each of the share amounts for the directors and officers includes shares to be issued within the next sixty days as follows: Lee K. Barba, 153,812; D. Scott Elder, 155,850; Ross W. Jardine, 115,193;
              Paul A. Helbling, 10,000; Hans von Meiss, 10,000; and Stephen C. Wood, 10,000.
          (2) Includes shares, as to which beneficial ownership is disclaimed, of 113,000 shares held for the benefit of family members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the normal course of business some members of the Board of Directors have proposed business alliances between the Company and companies with which they are associated. In the opinion of management, each of these transactions or arrangements was entered into on terms as favorable to the Company as could have been obtained in transactions or arrangements with unaffiliated third parties.

GENERATION MARKETING, LLC
D. Scott Elder and Ross Jardine, each an executive officer and a director of the Company, and Scott Harris, an executive officer of the Company and a director of OIA, each own approximately 17% interest in Generation Marketing, LLC. On an aggregate basis, these three individuals own a 51% interest in Generation Marketing, LLC. Generation Marketing buys advertising time in radio, television and print media on behalf of the Company worldwide. The Company paid $6.1 million and $386,000 in marketing expenses to Generation Marketing, LLC in 2001 and 2000, respectively. Based on OIA's management's experience in buying media, it is their opinion that the rates charged by Generation Marketing, LLC to OIA for these services were as favorable to the Company as could have been obtained with unaffiliated third parties. Additionally, Generation Marketing, LLC has experience specific to seminar and direct response marketing companies and provides various additional services that competitors do not offer including maintaining confidentiality of marketing methods and techniques, call center coordination, and audio and video production. The Company has no ongoing contractual or other commitments to Generation Marketing, LLC.

In June 2002, David M. McCoy, an executive officer of the Company and a director of OIA, sold his 17% interest in Generation Marketing to an employee of Generation Marketing who had not previously held an ownership interest.

HON LEONG CHONG AND ERIC LIP MENG TAN
Messrs. Chong and Tan collectively own 25% of OIA Asia and the Company owns the remaining 75%. Messrs. Chong and Tan are officers of OIA Asia and are involved in management of the Company's operations in Singapore, Malaysia, Brunei, and Hong Kong. The Company paid Messrs. Chong and Tan compensation during 2001 of approximately $72,000 and $71,000, respectively.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of Messrs. von Meiss and Wood. The duties and responsibilities of the Audit Committee are set forth in a written charter the Board of Directors has adopted which is attached hereto as Exhibit A. Each of the members of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the NASD listing standards.

Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants (auditors) are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor these processes.

In this context, the Committee has reviewed and discussed with the Company's auditors the overall scope and plans for the independent audit. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company's audited financial statements included the auditors' judgments about the quality, not just the acceptability of the application of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with the auditors other matters required by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended by SAS No. 90, AUDIT COMMITTEE COMMUNICATIONS.

The Company's auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed the auditor's independence with management and the auditors. In addition, the Committee considered whether the other non-audit consulting services provided by the auditor's firm could impair the auditor's independence and concluded that such services have not impaired the auditor's independence.

Based on the Committee's discussion with management and the auditors and the Committee's review of the representations of management and the report of the auditors to the Committee, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

By the Audit Committee:

                        Hans von Meiss, Chairman       Stephen C. Wood

CHANGES IN CERTIFYING ACCOUNTANT

On July 29, 2002, the Company dismissed Arthur Andersen LLP as its independent accountants. The Company's Audit Committee approved the decision to dismiss Arthur Andersen LLP.

The report of Arthur Andersen LLP on the financial statements for the year ended December 31, 2001 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. The report of BDO Seidman, LLP on the financial statements for the year ended December 31, 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audit for the most recent fiscal year and through July 29, 2002, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur

Andersen LLP would have caused them to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years and through July 29, 2002, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company requested that Arthur Andersen LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. Arthur Andersen LLP informed the Company that it did not intend to provide such a letter, because it no longer has a partner remaining with the firm who has knowledge of relevant information. Accordingly, pursuant to Item 304T of Regulation S-K, no response from Arthur Andersen LLP was filed as an exhibit to the Form 8-K filing.

The Company engaged KPMG LLP as its new independent accountants as of July 29, 2002. During the two most recent fiscal years and through July 29, 2002, the Company has not consulted with KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

AUDIT FEES

The aggregate fees billed by Arther Andersen LLP, for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002, were approximately $288,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

No fees were paid to Arthur Andersen LLP for professional services rendered in connection with designing or implementing a hardware or software system.

ALL OTHER FEES

The aggregate fees for all other services rendered by Arthur Andersen LLP for the Company's most recent fiscal year were approximately $381,000. These costs were primarily for tax planning and consulting, and merger and acquisition support.

                             MATTERS TO BE PRESENTED

As of the date of this Proxy Statement, the only matters which management intends to present, or is informed that others will present, for action at the Annual Meeting, are the election of the Board of Directors. If any other matters are presented at the Annual Meeting, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders.

                              STOCKHOLDER PROPOSALS

Any proposal of an eligible stockholder intended to be presented at the Company's 2003 Annual Meeting must be received in writing by the Secretary of the Company on or before April 7, 2003 if the proposal is to be considered by the Board of Directors for inclusion in the Company's proxy material for that meeting.

                            EXPENSES OF SOLICITATION

The Company will bear the expenses of preparing and mailing this proxy material, as well as the cost of any required solicitation. In addition to this solicitation of proxies, the officers, Directors and regular employees of the Company, without receiving any additional compensation therefore, may solicit proxies by mail, telephone, or personal contact. The Company will also request stockholders, banks and other fiduciaries to forward proxy material to their principals or customers who are the beneficial owners of shares and will reimburse them for reasonable out-of-pocket expenses incurred.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Lee K. Barba

                                       Lee K. Barba
                                       Chairman of the Board

August 6, 2002
New York, New York

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER

                                 INVESTOOLS INC.

                            CHARTER - AUDIT COMMITTEE

                                 COMMITTEE ROLE

The committee's role is to act on behalf of the board of directors and oversee all material aspects of the company's reporting, control, and audit functions, except those specifically related to the responsibilities of another standing committee of the board. The audit committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical, and regulatory requirements.

The role also includes coordination with other board committees and maintenance of strong, positive working relationships with management, external and internal auditors, counsel, and other committee advisors.

                              COMMITTEE MEMBERSHIP

The committee shall consist of at least two and no more than six independent, non-executive board members. Committee members shall have (1) knowledge of the primary industries in which the company operates; (2) the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement, statement of cash flow, and key performance indicators; and (3) the ability to understand key business and financial risks and related controls and control processes. The committee shall have access to its own counsel and other advisors at the committee's sole discretion.

One member, preferably the chairperson, should be literate in business and financial reporting and control, including knowledge of the regulatory requirements and should have past employment experience in finance or accounting or other comparable experience or background. Committee appointments shall be approved annually by the full board upon recommendation of the nominating committee. The committee chairperson shall be selected by the committee members or by the nominating committee.

                         COMMITTEE OPERATING PRINCIPALS

The committee shall fulfill its responsibilities within the context of the following overriding principles:

- COMMUNICATIONS - The chairperson and others on the committee shall, to the extent appropriate, have contact throughout the year with senior management, other committee chairpersons, and other key committee advisors, external auditors, etc., as applicable, to strengthen the committee's knowledge of relevant current and prospective business issues.

- COMMITTEE EDUCATION/ORIENTATION - The committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the company. Additionally, individual committee members are encouraged to participate in relevant and appropriate self-study education to assure understanding of the business and environment in which the company operates.

- ANNUAL PLAN - The committee, with input from management and other key committee advisors, shall develop an annual plan responsive to the "primary committee responsibilities" detailed herein. The annual plan shall be reviewed and approved by the full board.

- MEETING AGENDA - Committee meeting agendas shall be the responsibility of the committee chairperson, with input from committee members. It is expected that the chairperson would also ask for management and key committee advisors, and perhaps others, to participate in this process.

- COMMITTEE EXPECTATIONS AND INFORMATION NEEDS - The committee shall communicate committee expectations and the nature, timing, and extent of committee information needs to management and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors, and other at least one week in advance of meeting dates. Meeting conduct will assume board members have reviewed written materials in sufficient depth to participate in committee/board dialogue.

- EXTERNAL RESOURCES - The committee shall be authorized to access internal and external resources, as the committee requires, to carry out its responsibilities.

- COMMITTEE MEETING ATTENDEES - The committee shall request members of management, counsel and external auditors, as applicable, to participate in committee meetings, as necessary, to carry out the committee responsibilities. Periodically and at least annually, the committee shall meet in private session with only the committee members. It shall be understood that external auditors, or counsel, may, at any time, request a meeting with the audit committee or committee chairperson with or without management attendance. In any case, the committee shall meet in executive session separately with external auditors, at least annually.

- REPORTING TO THE BOARD OF DIRECTORS - The committee, through the committee chairperson, shall report periodically, as deemed necessary, but at least semi-annually, to the full board. In addition, summarized minutes from committee meetings, separately identifying monitoring activities from approvals, shall be available to each board member at least one week prior to the subsequent board of directors meeting.

- COMMITTEE SELF ASSESSMENT - The committee shall review, discuss, and assess its own performance as well as the committee role and responsibilities, seeking input from senior management, the full board, and others. Changes in role and/or responsibilities, if any, shall be recommended to the full board for approval.

- INDEPENDENT BOARD MEMBERS - The board shall be composed of executive and non-executive members. Independent members are non-executive members who have no relationship to the corporation that may interfere with the exercise of their independence from management and the corporation.

                                MEETING FREQUENCY

The committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the committee or chairperson.

                            REPORTING TO SHAREHOLDERS

The committee shall make available to shareholders a summary report on the scope of its activities. This may be identical to the report that appears in the company's annual report.

                 COMMITTEE'S RELATIONSHIP WITH EXTERNAL AUDITORS

- The external auditors, in their capacity as independent public accountants, shall be responsible to the board of directors and the audit committee as representatives of the shareholders.

- As the external auditors review financial reports, they will be reporting to the audit committee. They shall report all relevant issues to the committee responsive to agreed-on committee expectations. In executing its oversight role, the board or committee should review the audit plan and work of external auditors.

- The committee shall annually review the performance (effectiveness, objectivity, and independence) of the external auditors. The committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the committee shall discuss with the auditor relationships or services that may affect auditor objectivity or independence. If the committee is not satisfied with the auditors' assurances of independence, it shall take or recommend to the full board appropriate action to ensure the independence of the external auditor.

- If the external auditors identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the committee chairperson.

- The committee shall discuss with the external auditors certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

- The audit committee shall approve any additional services to be performed by external auditor beyond annual audit and related timely quarterly reviews to the extent such services exceed $50,000.

                       PRIMARY COMMITTEE RESPONSIBILITIES

          MONITOR FINANCIAL REPORTING AND RISK CONTROL RELATED MATTERS

The committee should review and assess:

- CEO/CFO CERTIFICATION - The involvement by the CEO and CFO in the accounting and reporting for the company enabling them to make the certifications required by the Sarbanes-Oxley Act.

- RISK MANAGEMENT - The company's business risk management process, including the adequacy of the company's overall control environment and controls in selected areas representing significant financial and business risk.

- ANNUAL REPORTS AND OTHER MAJOR REGULATORY FILINGS - All major financial reports in advance of filings or distribution. Such reviews should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

- INTERNAL CONTROLS AND REGULATORY COMPLIANCE - The company's system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations, and noncompliance with the corporate code of conduct.

- REGULATORY EXAMINATIONS - SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and management's response.

- EXTERNAL AUDIT RESPONSIBILITIES - Auditor independence and the overall scope and focus of the annual/interim audit, including the scope and level of involvement with unaudited quarterly or other interim-period information.

- FINANCIAL REPORTING AND CONTROLS - Key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Important conclusions on interim and/or year-end audit work in advance of the public release of financials.

- AUDITOR RECOMMENDATIONS - Important external auditor recommendations on financial reporting, controls, other matters, and management's response. The views of management and auditors on the overall quality of annual and interim financial reporting.

The committee should review, assess, and approve:

-    The code of ethical conduct.

- Changes in important accounting principles and the application thereof in both interim and annual financial reports.

-    Significant conflicts of interest and related-party transactions.

- External auditor performance and changes in external audit firm (subject to ratification by the full board).

PROXY

                                 INVESTOOLS INC.
                       Solicited by the Board of Directors

The undersigned hereby appoint Lee K. Barba and Paul A. Helbling, each with full power of substitution as proxies and authorizes them to vote as designated below all the shares of Common Stock of INVESTools Inc., held of record by the undersigned on July 24, 2002, at the Annual Meeting of Stockholders to be held on September 18, 2002, and at any adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the Stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN ITEM 1 and IN THE DISCRETION OF THE PROXIES, FOR SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. If more than one of the proxies designated hereby shall be present in person at the Annual Meeting, or at any adjournment thereof, either of said proxies present and voting, either in person or by substitution shall exercise all the powers herein given.

ITEM 1.   Election of Directors

          / / FOR Stephen C. Wood         / / WITHHOLD AUTHORITY

                (continued and to be signed on the reverse side)

ITEM 2. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

                               Date:                                  2002
                                    ---------------------------------

                                    --------------------------------------
                                                 Signature

                                    --------------------------------------
                                          (Typed or Printed Name)

                                    --------------------------------------
                                         Signature (if held jointly)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized personnel.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE MEETING. PLEASE
    MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED.